Exhibit 99.1

KIRKLAND’S HOME REPORTS THIRD QUARTER 2022 RESULTS

NASHVILLE, Tenn. (December 2, 2022) — Kirkland’s, Inc. (Nasdaq: KIRK) (“Kirkland’s Home” or the “Company”), a specialty retailer of home décor and furnishings, announced financial results for the 13-week and 39-week periods ended October 29, 2022.

Third Quarter 2022 Summary

•
Net sales were $131.0 million, with comparable sales decreasing 7.0%.
•
Gross profit margin of 25.0%.
•
GAAP net loss of $7.3 million, or a loss of $0.58 per diluted share, and adjusted net loss of $4.8 million, or an adjusted loss of $0.38 per diluted share.
•
Adjusted EBITDA of $(1.7) million.
•
Ended the period with a cash balance of $11.2 million, $60.0 million in outstanding debt and total liquidity of $26.2 million.
•
Closed one store and opened one store to end the quarter with 356 stores.

Management Commentary

“In the third quarter, we made progress re-engaging with our customers and reported results in-line with our internal expectations,” said Steve “Woody” Woodward, president and CEO of Kirkland's Home. “We experienced an encouraging rebound in sales through August and our Labor Day promotional event, but we believe persistent macro-economic pressures hampered our customers during the Harvest selling season, resulting in softer sales for the back half of the quarter. Although the consumer environment was volatile, we continued to execute initiatives within our control to improve our liquidity position and enhance our overall margin profile.

“Sales trends have improved thus far in the fourth quarter as customers have responded favorably to our holiday merchandise offering. We expect the environment to remain promotional for the balance of the quarter as we rationalize our inventories for 2023. We’ve made good initial progress reducing inventories, and we have already made a substantial reduction in our borrowings. Additionally, supply chain disruptions have eased, and inbound freight rates have declined. While we won’t see a significant benefit from these factors until we’ve worked through our current inventory, we expect it to show in our merchandise margin in fiscal 2023 and beyond.

“Overall, we believe fiscal 2023 will be a year of stabilization for our organization. We are well on track to hit our targets of meaningfully paying down our credit line and reducing our inventories, which should provide us a healthier balance sheet as we move into next year. While the broader consumer environment is difficult to predict, we are focused on stabilizing our store comps, increasing e-commerce sales and maintaining strict cost control measures to improve the overall profitability of our platform. This will allow us to further invest in future sales growth initiatives. We believe there is immense value to still be unlocked from Kirkland’s Home, and we look forward to delivering long-term value for our shareholders.”

Third Quarter 2022 Financial Results

Net sales in the third quarter of 2022 were $131.0 million, compared to $143.6 million in the prior year quarter. Comparable same-store sales decreased 7.0%, including an 8.6% decline in e-commerce sales. The decrease was primarily driven by a decline in traffic and conversion, partially offset by an increase in average ticket.

Gross profit in the third quarter of 2022 was $32.7 million, or 25.0% of net sales, compared to $49.8 million, or 34.7% of net sales in the prior year quarter. The decline was primarily a result of increased promotional activity to drive sales and reduce inventory along with higher freight costs, as well as the deleverage of fixed cost components on the lower sales base.

Operating loss in the third quarter of 2022 was $6.7 million compared to operating income of $9.0 million in the prior year quarter. The decrease was primarily a result of the aforementioned decline in gross profit and the deleverage of fixed operating costs.

EBITDA in the third quarter of 2022 was a loss of $2.6 million compared to income of $14.1 million in the prior year quarter. Adjusted EBITDA in the third quarter of 2022 was a loss of $1.7 million compared to income of $14.8 million in the prior year quarter.

Net loss in the third quarter of 2022 was $7.3 million, or a loss of $0.58 per diluted share, compared to net income of $7.2 million, or earnings of $0.51 per diluted share in the prior year quarter. Adjusted net loss in the third quarter of 2022 was $4.8 million, or a loss of

$0.38 per diluted share, compared to an adjusted net income of $7.3 million, or income of $0.51 per diluted share in the prior year quarter.

At October 29, 2022, the Company had a cash balance of $11.2 million and total liquidity of $26.2 million, with $60.0 million of outstanding debt under its $75 million senior secured revolving credit facility. The Company repaid $30 million of its outstanding borrowings during November 2022.

Investor Conference Call and Web Simulcast

Kirkland’s Home management will host a conference call to discuss its financial results for the third quarter ended October 29, 2022, followed by a question-and-answer period with Steve Woodward, President and CEO, and Mike Madden, EVP and CFO.

Date: Friday, December 2, 2022

Time: 9:00 a.m. Eastern Time

Toll-free dial-in number: (855) 560-2577

International dial-in number: (412) 542-4163

Conference ID: 10173480

Please call the conference telephone number 10-15 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.kirklands.com. The online replay will follow shortly after the call and continue for one year.

A telephonic replay of the conference call will be available after the conference call through December 9, 2022.

Toll-free replay number: (877) 344-7529

International replay number: (412) 317-0088

Replay ID: 6245216

About Kirkland’s, Inc.

Kirkland’s, Inc. is a specialty retailer of home furnishings in the United States, currently operating 356 stores in 35 states as well as an e-commerce website, www.kirklands.com, under the Kirkland’s Home brand. The Company provides its customers an engaging shopping experience characterized by a curated, affordable selection of home furnishings along with inspirational design ideas. This combination of quality and stylish merchandise, value pricing and a stimulating online and store experience allows the Company’s customers to furnish their home at a great value. More information can be found at www.kirklands.com.

Forward-Looking Statements

Except for historical information contained herein, certain statements in this release, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures. Forward-looking statements deal with potential future circumstances and developments and are, accordingly, forward-looking in nature. You are cautioned that such forward-looking statements, which may be identified by words such as "anticipate," "believe," "expect," "estimate," "intend," "plan," "seek," "may," "could," "strategy," and similar expressions, involve known and unknown risks and uncertainties, which may cause the Company's actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, risks associated with the Company's liquidity including cash flows from operations and the amount of borrowings under the secured revolving credit facility, the Company’s actual and anticipated progress towards its short-term and long-term objectives including its brand transformation strategy, the timing of normalized macroeconomic conditions from the impacts of global geopolitical unrest and the COVID-19 pandemic on the Company’s revenues, inventory and supply chain, the continuing consumer impact of inflation and countermeasures, including raising interest rates, the effectiveness of the Company’s marketing campaigns, risks related to changes in U.S. policy related to imported merchandise, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact, the Company’s ability to retain its senior management team, continued volatility in the price of the Company’s common stock, the competitive environment in the home décor industry in general and in the Company's specific market areas, inflation, fluctuations in cost and availability of inventory, increased transportation costs and potential interruptions in supply chain, distribution systems and delivery network, including our e-commerce systems and channels, the ability to control employment and other operating costs, availability of suitable retail locations and other growth opportunities, disruptions in information technology systems including the potential for security breaches of the Company's information or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on March 25, 2022 and subsequent reports. Forward-looking statements included in this release are made as of the date of this release. Any changes in assumptions or factors on which such statements are based could produce materially different results. Except as required by law, the Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	13-Week Period Ended
	October 29,	October 30,
	2022	2021
Net sales	$130,962	$143,630
Cost of sales	98,275	93,817
Gross profit	32,687	49,813
Operating expenses:
Compensation and benefits	20,794	19,549
Other operating expenses	16,976	19,589
Depreciation (exclusive of depreciation included in cost of sales)	1,577	1,655
Total operating expenses	39,347	40,793
Operating (loss) income	(6,660)	9,020
Other expense (income), net	624	(9)
(Loss) income before income taxes	(7,284)	9,029
Income tax expense	57	1,800
Net (loss) income	$(7,341)	$7,229
(Loss) earnings per share:
Basic	$(0.58)	$0.54
Diluted	$(0.58)	$0.51
Weighted average shares outstanding:
Basic	12,754	13,405
Diluted	12,754	14,268

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	39-Week Period Ended
	October 29,	October 30,
	2022	2021
Net sales	$336,348	$381,989
Cost of sales	256,844	252,223
Gross profit	79,504	129,766
Operating expenses:
Compensation and benefits	63,193	60,326
Other operating expenses	50,996	53,245
Depreciation (exclusive of depreciation included in cost of sales)	4,870	4,898
Total operating expenses	119,059	118,469
Operating (loss) income	(39,555)	11,297
Other expense (income), net	991	(3)
(Loss) income before income taxes	(40,546)	11,300
Income tax expense	355	1,726
Net (loss) income	$(40,901)	$9,574
(Loss) earnings per share:
Basic	$(3.22)	$0.69
Diluted	$(3.22)	$0.64
Weighted average shares outstanding:
Basic	12,686	13,955
Diluted	12,686	14,953

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

	October 29,	January 29,	October 30,
	2022	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$11,245	$25,003	$26,475
Inventories, net	126,315	114,029	115,671
Prepaid expenses and other current assets	7,126	10,537	10,170
Total current assets	144,686	149,569	152,316
Property and equipment, net	42,629	49,997	52,850
Operating lease right-of-use assets	136,280	124,684	128,169
Other assets	7,979	6,939	6,548
Total assets	$331,574	$331,189	$339,883
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$47,157	$62,535	$68,349
Accrued expenses	27,027	30,811	28,593
Operating lease liabilities	40,156	41,268	41,763
Total current liabilities	114,340	134,614	138,705
Operating lease liabilities	119,254	111,021	120,095
Revolving line of credit	60,000	—	—
Other liabilities	4,915	4,428	5,320
Total liabilities	298,509	250,063	264,120
Net shareholders’ equity	33,065	81,126	75,763
Total liabilities and shareholders’ equity	$331,574	$331,189	$339,883

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

	39-Week Period Ended
	October 29,	October 30,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(40,901)	$9,574
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization of property and equipment	12,925	15,535
Amortization of debt issue costs	69	69
Asset impairment	447	754
Loss (gain) on disposal of property and equipment	195	(23)
Stock-based compensation expense	1,460	1,321
Changes in assets and liabilities:
Inventories, net	(12,286)	(53,588)
Prepaid expenses and other current assets	3,184	(1,531)
Accounts payable	(14,648)	12,588
Accrued expenses	(1,873)	(8,373)
Income taxes receivable	(1,684)	(849)
Operating lease assets and liabilities	(4,670)	(12,876)
Other assets and liabilities	(427)	(1,291)
Net cash used in operating activities	(58,209)	(38,690)

Cash flows from investing activities:
Proceeds from sale of property and equipment	35	44
Capital expenditures	(6,964)	(5,162)
Net cash used in investing activities	(6,929)	(5,118)

Cash flows from financing activities:
Borrowings on revolving line of credit	60,000	—
Cash used in net share settlement of stock options and restricted stock units	(2,383)	(379)
Proceeds received from employee stock option exercises	16	146
Repurchase and retirement of common stock	(6,253)	(29,821)
Net cash provided by (used in) financing activities	51,380	(30,054)

Cash and cash equivalents:
Net decrease	(13,758)	(73,862)
Beginning of the period	25,003	100,337
End of the period	$11,245	$26,475

Non-GAAP Financial Measures

To supplement our unaudited consolidated condensed financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the related earnings conference call contain certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted operating (loss) income, adjusted net (loss) income and adjusted diluted (loss) earnings per share. These measures are not in accordance with, and are not intended as alternatives to, GAAP financial measures. The Company uses these non-GAAP financial measures internally in analyzing our financial results and believes that they provide useful information to analysts and investors, as a supplement to GAAP financial measures, in evaluating the Company’s operational performance.

The Company defines EBITDA as net income or loss before interest, provision for income tax, and depreciation and amortization, adjusted EBITDA as EBITDA with non-GAAP adjustments and adjusted operating (loss) income as operating (loss) income with non-GAAP adjustments. The Company defines adjusted net (loss) income and adjusted diluted (loss) earnings per share by adjusting the applicable GAAP financial measures for non-GAAP adjustments.

Non-GAAP financial measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Each non-GAAP financial measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following table shows a reconciliation of operating (loss) income to EBITDA, adjusted EBITDA and adjusted operating (loss) income for the 13-week and 39-week periods ended October 29, 2022 and October 30, 2021 and a reconciliation of net (loss) income and diluted (loss) earnings per share to adjusted net (loss) income and adjusted diluted (loss) earnings per share for the 13-week and 39-week periods ended October 29, 2022 and October 30, 2021:

KIRKLAND’S, INC.

UNAUDITED NON-GAAP MEASURE RECONCILIATION

(In thousands, except per share data)

	13-Week Period Ended		39-Week Period Ended
	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021
Operating (loss) income	$(6,660)	$9,020	$(39,555)	$11,297
Depreciation and amortization	4,088	5,049	12,925	15,535
EBITDA	(2,572)	14,069	(26,630)	26,832
Non-GAAP adjustments:
Closed store and lease termination costs in cost of sales(1)	—	(126)	46	(1,632)
Asset impairment(2)	219	444	447	754
Stock-based compensation expense(3)	295	438	1,460	1,321
Severance charges(4)	397	2	776	293
Total adjustments in operating expenses	911	884	2,683	2,368
Total non-GAAP adjustments	911	758	2,729	736
Adjusted EBITDA	(1,661)	14,827	(23,901)	27,568
Depreciation and amortization	4,088	5,049	12,925	15,535
Adjusted operating (loss) income	$(5,749)	$9,778	$(36,826)	$12,033

Net (loss) income	$(7,341)	$7,229	$(40,901)	$9,574
Non-GAAP adjustments, net of tax:
Closed store and lease termination costs in cost of sales(1)	—	(90)	35	(1,229)
Asset impairment(2)	167	334	344	568
Stock-based compensation expense, including tax impact(3)	183	277	531	427
Severance charges(4)	305	—	598	220
Total adjustments in operating expenses	655	611	1,473	1,215
Tax valuation allowance(5)	1,843	(409)	10,150	(519)
Total non-GAAP adjustments, net of tax	2,498	112	11,658	(533)
Adjusted net (loss) income	$(4,843)	$7,341	$(29,243)	$9,041

Diluted (loss) earnings per share	$(0.58)	$0.51	$(3.22)	$0.64
Adjusted diluted (loss) earnings per share	$(0.38)	$0.51	$(2.31)	$0.60

Diluted weighted average shares outstanding	12,754	14,268	12,686	14,953

(1) Costs associated with asset disposals, closed store and lease termination costs and any gains on lease terminations.

(2) Asset impairment charges are related to property and equipment.

(3) Stock-based compensation expense includes amounts expensed related to equity incentive plans.

(4) Severance charges include expenses related to severance agreements and permanent store closure compensation costs.

(5) To remove the impact of the change in the Company’s valuation allowance against deferred tax assets in order to present adjusted results with a normalized tax rate.